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As filed with the Securities and Exchange Commission on June 13, 1997
Registration No. 333-
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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                  -----------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  -----------------

                                MICHIGAN BREWERY, INC.
                (Exact name of registrant as specified in its charter)

               MICHIGAN                                       38-3196031
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                        Identification No.)

                              550 SOUTH WISCONSIN STREET
                               GAYLORD, MICHIGAN 49735
            (Address, including zip code, of principal executive offices)

                                  -----------------

                                MICHIGAN BREWERY, INC.
                               1996 STOCK OPTION PLAN
                               (Full title of the plan)

                                  -----------------

                                ANTHONY P. DOMBROWSKI
                               CHIEF FINANCIAL OFFICER
                              550 SOUTH WISCONSIN AVENUE
                               GAYLORD, MICHIGAN 49735
                                    (517) 731-0401
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                       COPY TO:

                            CHRISTOPHER C. CLEVELAND, ESQ.
                               BRETT D. ANDERSON, ESQ.
                               BRIGGS AND MORGAN, P.A.
                                   2400 IDS CENTER
                                80 SOUTH EIGHTH STREET
                             MINNEAPOLIS, MINNESOTA 55402

                           CALCULATION OF REGISTRATION FEE
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                                      Proposed        Proposed
                                       maximum         maximum
    Title of                          offering       aggregate        Amount of
 securities to      Amount to be      price per       offering      registration
 be registered       Registered       share (1)        price             fee
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Common Stock,
$.01 par value     600,000 shares      $3.75         $2,250,000         $682
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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the last reported sale for such stock on June 11, 1997, as reported by the Nasdaq SmallCap Market.

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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The Company incorporates herein by reference the following documents or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 29, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 30, 1996, filed pursuant to Section 13 of the 1934 Act; and

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2, Registration No. 333-3548.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant, as a Michigan corporation, is subject to the Michigan Business Corporation Act Section 450.1561 which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Section 450.1562 provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit


                                         II-1

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by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue or matter in which the person has been found liable to the corporation except to the extent authorized in Section 450.1564c. Article V, Section 3 of the Registrant's Bylaws generally provides that the Registrant will indemnify its directors and officers to the fullest extent authorized or permitted under the Michigan Business Corporation Act and that the Company will make advancements of expenses at the request of a director or officer.

    The Registrant's Restated Articles of Incorporation generally limit the personal liability of directors for monetary damages for breaches of fiduciary duty. If a director were to breach such duty in performing his or her duties as a director, neither the Registrant nor its shareholders could recover monetary damages from the director, and the only course of action available to the Registrant's shareholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty.
Article VII of the Registrant's Restated Articles of Incorporation provides that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. However,
Article VII does not eliminate or limit the liability of a director for any of the following: (1) a breach of the director's duty of loyalty to the Company or its shareholders; (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (3) a violation of
Section 450.1551(1) of the Michigan Business Corporation Act; (4) a transaction from which the director derived an improper personal benefit; and (5) an act or omission occurring prior to the effective date of Article VII. To the extent claims against directors are limited to equitable remedies, Article VII of the Registrant's Restated Articles of Incorporation may reduce the likelihood of derivative litigation and may discourage shareholders or management from initiating litigation against directors for breach of their fiduciary duty.

    Michigan corporations are also authorized to obtain insurance to protect directors and officers from certain liabilities, including liabilities against which corporations cannot indemnify their officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
NUMBER   DESCRIPTION
------   -----------

5        Opinion of Briggs and Morgan, Professional Association.

23.1 Consent of Briggs and Morgan, Professional Association (included in Exhibit 5).

23.2     Consent of Independent Public Accountants.

24       Powers of Attorney (included on Signature Page).


ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes as follows:


                                         II-2

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    (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaylord, State of Michigan, on the 13th day of June, 1997.

                             MICHIGAN BREWERY, INC.


                             By  /s/ William F. Rolinski
                                ---------------------------------------
                                     William F. Rolinski
                                     President and Chief Executive Officer

                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William F. Rolinski and Anthony P. Dombrowski, or either of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/s/ William F. Rolinski           President, Chief Executive    June 13, 1997
---------------------------       Officer and Director
William F. Rolinski               (Principal Executive
                                  Officer)



/s/ Anthony P. Dombrowski         Chief Financial Officer       June 13, 1997
---------------------------       (Principal Financial
Anthony P. Dombrowski             Officer and Principal
                                  Accounting Officer)



---------------------------       Director
Casimer I. Zaremba                                              June 13, 1997



/s/ Blair A. Murphy, D.O.         Director                      June 13, 1997
---------------------------
Blair A. Murphy, D.O.



/s/ Henry T. Siwecki              Director                      June 13, 1997
---------------------------
Henry T. Siwecki


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                                    EXHIBIT INDEX


Exhibit
Number   Description
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5        Opinion of Briggs and Morgan, Professional Association.

23.2     Consent of Independent Public Accountants.